Exhibit 99.1

FOR IMMEDIATE RELEASE:

TopBuild to Acquire Specialty Products & Insulation

In All-Cash Transaction Valued at $960 Million

Specialty Products & Insulation is a leading North American specialty distributor and custom fabricator of mechanical insulation and a specialty distributor of building insulation to the industrial, commercial, and residential end markets

✓	Expands TopBuild’s Specialty Distribution footprint and industry position
✓	Enhances fabrication capabilities and expands product distribution network
✓	Grows and strengthens Specialty Distribution’s recurring revenue stream
✓	Further differentiates TopBuild’s unique operating model – adding scale and capacity to better serve customers
✓	Anticipate $35M to $40M of run-rate cost synergies

Webcast Scheduled for 4:30 p.m. ET Today

DAYTONA BEACH, FL – July 27, 2023 — TopBuild Corp. (NYSE:BLD), a leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada, has entered into an agreement to acquire Specialty Products & Insulation (“SPI”) in an all-cash transaction valued at $960 million. SPI is a portfolio company of Incline Equity Partners.

For the trailing 12 months ended March 31, 2023, SPI generated pro forma revenue of approximately $703 million and adjusted EBITDA of $77 million. Approximately 50% of SPI’s revenue is recurring and tied to maintenance and repair activity while the other half is related to new construction activity.

TopBuild plans to fund this $960 million transaction with a new $550 million Term Loan A and cash on hand.  The Company’s net debt to pro forma adjusted EBITDA is expected to be approximately 2.0 times, based on March 31, 2023, trailing twelve months pro forma results. As a result of the transaction, TopBuild will benefit from a $90 million tax asset.

Robert Buck, President and Chief Executive Officer of TopBuild, stated, “The acquisition of SPI is highly strategic for TopBuild, accelerating Specialty Distribution’s growth and enhancing our leadership position in the very diverse and fragmented insulation industry. SPI has a broad customer base, an experienced and talented operating team, and a fabrication footprint complementary to our current mechanical insulation business.  In addition, SPI generates significant recurring revenue from industrial maintenance and repair. When combined with our Specialty Distribution business today, we estimate recurring revenue will account for approximately one third of the segment’s overall revenue stream.”

Compelling Strategic Opportunity with a Clear Path to Financial Value Creation

●	Brings together two leading specialty distributors to further promote innovation and deliver best-in-class customer experiences.
●	Reinforces position as a leading Specialty Distributor and enables multiple avenues for growth across the three highly fragmented insulation end markets we serve: Residential, Commercial Building, and Commercial/Industrial Mechanical.
●	Further differentiates TopBuild’s unique operating model and reduces cyclicality by increasing recurring revenue stream.
●	Provides opportunities to drive operational efficiencies throughout the Specialty Distribution segment.
●	Enhances financial profile through revenue growth and synergy realization, with expected annual run rate cost synergies between $35 and $40 million within two years following the close of the transaction.

Ray Sears, President and Chief Executive Officer of SPI, stated, “We are very pleased to announce this transaction with TopBuild. This will be a tremendous benefit for our customers as the combined organization will be even better positioned to provide them with innovative and high-quality solutions. Both companies have similar corporate cultures with an emphasis on safety, respect, and a continued drive to improve.”

In conclusion Buck noted, “The identification and integration of acquisitions is a TopBuild core competency, as evidenced by our successful M&A track record and the tremendous value we have created for our stakeholders. We are confident SPI will be another outstanding addition to our Company and we look forward to welcoming the SPI team to TopBuild.”

The transaction, which has been approved by TopBuild’s Board of Directors, is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Founded in 1982 and headquartered in Charlotte, NC, SPI is a leading specialty distributor of mechanical insulation solutions for the industrial and commercial end-markets. SPI has 85 branches across the United States and 4 branches in Canada.

Guggenheim Securities, LLC and J.P. Morgan Securities LLC are serving as financial advisors to TopBuild, and Jones Day is acting as legal counsel. Piper Sandler is serving as financial advisor to SPI, and Kirkland and Ellis LLP is acting as legal counsel.

Webcast

A webcast to discuss the SPI transaction is scheduled for today, July 27, at 4:30 p.m. Eastern Time.  The webcast can be accessed on the Company’s website at www.topbuild.com or by using the link below.

Webcast | TopBuild Conference Call (choruscall.com)

A dial-in number for the webcast is also available: (877) 407-9037. A copy of the investor presentation will be available on the Company’s website when the call commences.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation installation services nationwide through our Installation segment which has approximately 235 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business.  Our Specialty Distribution network encompasses approximately 170 branches. To learn more about TopBuild please visit our website at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include, without limitation, our ability to successfully complete the proposed acquisition of SPI, including satisfying closing conditions; any delay in closing the proposed acquisition of SPI; the occurrence of any event that could give rise to termination of the purchase agreement governing the acquisition of SPI; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption to us and SPI and their respective management as a result of the proposed acquisition; the effect of the announcement of the proposed acquisition on SPI’s ability to retain and hire key personnel and maintain relationships with clients, suppliers and other third parties; our ability to successfully integrate SPI if the proposed acquisition is completed, including whether and to what extent the proposed acquisition will be accretive within the expected timeframe; and those described in the risk factors contained in our filings with the Securities and Exchange Commission. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

TopBuild Corp.
Reconciliation of Pro Forma Non-GAAP Measures to GAAP Measures (Unaudited)
(dollars in thousands)

Trailing Twelve Months Ended March 31, 2023
Net sales	$5,105,064
Pro forma acquisition sales (a)	861,090
Pro forma sales	$5,966,154

Net income, as reported	$577,148
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	59,862
Income tax expense	195,630
Depreciation and amortization	124,936
Share-based compensation	11,717
Rationalization charges	(645)
Acquisition related costs	8,558
EBITDA, as adjusted	$977,206
Pro forma acquisition EBITDA (a)	96,515
Pro forma EBITDA, as adjusted	$1,073,721

Total debt	$1,464,937
Pro forma acquisition debt funding (b)	550,000
Pro forma total debt	$2,014,937

Cash and cash equivalents	$333,778
Pro forma acquisition cash funding (c)	(505,000)
Pro forma cash and cash equivalents	$(171,222)

Pro forma net debt leverage ratio	2.0

(a)	Represents the trailing twelve months proforma impact of SRI and Best Insulation acquisitions as well as our definitive agreement to acquire SPI.
(b)	Represents the trailing twelve months proforma impact from our definitive agreement to acquire SPI.
(c)	Represents the trailing twelve months proforma impact of Best Insulation acquisition and our definitive agreement to acquire SPI.